SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                 (Name of small business issuer in its charter)

                                     Florida
                            (State of incorporation)

                                   04-3719075
                      (I.R.S. Employer Identification No.)

                                      4953
            (Primary Standard Industrial Classification Code Number)

                        760 S.E. Port St. Lucie Boulevard
                            Port St. Lucie, FL 34984
                                 (772) 461-8009
          (Address and telephone number of principal executive offices)
                        --------------------------------
                                  Will Cowdell
                       Choice Waste System Holdings, Inc.
                        760 S.E. Port St.Lucie Boulevard
                            Port St. Lucie, FL 34984
                                 (772) 461-8009
           (Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering.[ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------ --------------- ------------------------- -------------------------- ----------------
Title of each class            Amount          Proposed maximum          Proposed maximum           Amount of
Of securities to               to be           offering price            aggregate offering         registra-tion
be registered                  registered      per share                 price 1                    fee
------------------------------ --------------- ------------------------- -------------------------- ----------------
------------------------------ --------------- ------------------------- -------------------------- ----------------
Common Stock
..001 par                       3,000,000                $4.00                   12,000,000             $ 1104.00

------------------------------ --------------- ------------------------- -------------------------- ----------------

1 Estimated solely for the purpose of calculating the amount of the registration fee.

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                                3,000,000 Shares
                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                                  Common Stock

This is our initial public offering. We are offering to sell up to three million shares of common stock at a price of $4.00 a share on a no minimum basis. This means that we do not have to sell a minimum number of shares before we will have access to the proceeds. There is no escrow provision and the proceeds may be used by CHOICE at its discretion. There is no established public market for CHOICE'S common stock, and the offering price has been arbitrarily determined. CHOICE'S common stock is not currently listed or quoted on any quotation service. There can be no assurance that CHOICE'S common stock will ever be quoted on any quotation service or that any market for CHOICE'S stock will ever develop. CHOICE is a start-up company with limited revenues to date. CHOICE intends to become the dominant garbage collection/recycling service provider in South Florida, expanding operations into Palm Beach, Broward, and Brevard Counties while relying on our established operations and associates in Martin, St. Lucie and Indian River Counties. At this time we intend to offer the shares ourselves through our officer/director. Three million shares will be sold without the use of an underwriter. This offering will conclude when all of the 3,000,000 common shares being registered hereby are (1) sold, (2)no longer need to be registered, or (3) Management decides to terminate this registration.
                                                             -------------
THE COMMON STOCK OFFERED IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS.
                                                            --------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                PRICE                 UNDERWRITING DISCOUNTS AND    PROCEEDS TO
                TO PUBLIC             COMMISSIONS (2)               COMPANY (1)
                ---------              ------------                   -------

Per Share      $  4.00                          $0                  $ 4.00

Total          $12,000,000                      $0                  $12,000,000

(1)Before deducting expenses payable by CHOICE, estimated at approximately $80,000. This offering is self-underwritten, so CHOICE is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 3,000,000 common shares. There is no minimum contingency, no escrow provision, and the proceeds may be used at Management's discretion. (2)At this time the shares of common stock are being offered by CHOICE through its officer/director, subject to prior sale, when, as, and if delivered to and accepted by CHOICE and subject to the approval of certain legal matters by counsel and certain other conditions. CHOICE may elect at some time to use an underwriter(s) in which case commission expense of up to 10% may be incurred. CHOICE reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

                The date of this Prospectus is December 30, 2002

TABLE OF CONTENTS


     PROSPECTUS SUMMARY ...................................................    3

     OFFERING .............................................................    3

     RISK FACTORS .........................................................    4

     USE OF PROCEEDS ......................................................    7

     CAPITALIZATION .......................................................    9

     DILUTION .............................................................    9

     PRICE RANGE OF SECURITIES ............................................   10

     DIVIDEND POLICY ......................................................   10

     PLAN OF DISTRIBUTION .................................................   10

     LEGAL PROCEEDINGS ....................................................   11

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
      CONTROL PERSONS .....................................................   12

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
       AND MANAGEMENT .....................................................   13

     DESCRIPTION OF SECURITIES ............................................   14

     EXPERTS AND COUNSEL ..................................................   14

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
       FOR SECURITIES ACT LIABILITIES .....................................   15

     ORGANIZATION .........................................................   15

     DESCRIPTION OF BUSINESS ..............................................   16

     OPERATIONS ...........................................................   17

     MANAGEMENT'S PLAN OF OPERATION .......................................   17

     SALES & MARKETING ....................................................   19

     SERVICE QUALITY CONTROL ..............................................   20

     COMPETITION ..........................................................   20

     FACILITIES ...........................................................   21

     NUMBER OF EMPLOYEES ..................................................   21

     WHERE YOU CAN FIND ADDITIONAL INFORMATION ............................   21

     DESCRIPTION OF PROPERTY ..............................................   22

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .......................   22

     MARKET PRICE AND DIVIDENDS ...........................................   22

     EXECUTIVE COMPENSATION ...............................................   22

     LEGAL MATTERS ........................................................   22

     PART I
        FINANCIAL INFORMATION .............................................   23

      FINANCIAL STATEMENTS ...........................................   F1-F79
      PRO FORMA FINANCIAL INFORMATION ..............................   PF1-PF11

     PART II  INFORMATION NOT REQUIRED IN PROSPECTUS ......................   24

     ITEM 24  INDEMNIFICATION OF DIRECTORS AND OFFICERS ...................   24

     ITEM 25  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION .................   24

     ITEM 26  RECENT SALES OF UNREGISTERED SECURITIES .....................   24

     ITEM 27  EXHIBITS ....................................................   24

     ITEM 28  UNDERTAKINGS ................................................   25

                               PROSPECTUS SUMMARY

The following is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

                                  THE COMPANY

Choice Waste System Holdings, Inc. (CHOICE) is a construction and demolition hauling company as well as a garbage collection/recycling service provider holding company for subsidiary companies, currently consisting of four companies: Choice Sanitary Services of Florida, Inc., American Waste, LLC, T & W Lakeside, Inc., and Choice Sanitation, LLC. The Company currently operates in South Florida's Martin, St. Lucie and Indian River Counties. CHOICE services all the major construction companies and home builders and also serves residential and commercial customers and holds exclusive contracts with St. Lucie County and the county's school district. The Company is ready to expand its service area into Palm Beach, Broward, and Brevard Counties.

                                  THE OFFERING

    Common Stock Offered                        Up to 3,000,000 shares

    Common Stock Outstanding
     After the Offering                         7,585,753

    Use of Proceeds                             Offering Costs, Operating
                                                Capital, Expansion Costs, Debt
                                                Reduction

    Symbol                                      None

    Risk Factors                                The shares of common stock
                                                involve a high degree of risk
                                                and immediate substantial
                                                dilution.  See "Risk Factors:
                                                and "Dilution"

    Term of Offering When all of the 3,000,000 common shares are (1) sold, (2)no longer need to be registered, or (3) Management decides to terminate this registration



                            -------------------------

                                   THE COMPANY

Choice Waste System Holdings, Inc. (the "Company" or "CHOICE"), was incorporated in Florida on September 18, 2002. Its offices are located at 760 S.E. Port St. Lucie Boulevard, Port St. Lucie, Florida 34984 (772) 461-8009. The principal officer of the Company, Will Cowdell, has been engaged in the business of construction and demolition hauling and commercial and residential trash collection and recycling in Florida for the past 15 years. See "Management". As used in this Prospectus, the terms "Company" and "CHOICE" include Choice Waste System Holdings, Inc. and its subsidiaries, unless context clearly indicates otherwise.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS IN THE SHARES OFFERED SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION APPEARING IN THE PROSPECTUS.

     The Shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: the Company's stage of development, lack of immediate revenue, and problems inherent to rapid growth and expansion.

     1. Limited Operating History; Development Stage Company. The Company has a relatively limited operating history upon which an evaluation of the Company's prospects can be made. Consequently, the likelihood of success of the Company must be considered in view of all the risks, expenses and delays inherent in the establishment and growth of a new business including, but not limited to, expenses, complications and delays which cannot be foreseen when a business is commenced, initiation of marketing activities, the uncertainty of market acceptance of new services, intense competition from larger more established competitors and other factors. Our ability to achieve continued profitability and growth will depend on successful expansion into target service areas. No assurance can be given that we will be able to capture the target service market as projected.

     2. Necessity of Successful Financing. In order for the Company to have any opportunity for significant commercial success and profitability, we must successfully complete this Offering. Our ability to achieve continued profitability and growth will depend upon successfully upgrading and expanding our stable of equipment and facilities to serve targeted market areas, which in turn requires subscription of all or most of this Offering. There can be no assurance that following this Offering, we will be able to capture and maintain our targeted service market on a successful basis or that continued profitability and growth will be achieved.

     3. Self-Underwriting of Offering. Because we are attempting to sell the shares without the aid of an underwriter, our chances of success are diminished and you do not have the advantage of an underwriter's expertise to evaluate our Company. We are not experienced in the business of selling securities and may not be able to complete the full offering.

     4. Competition. Although the markets that CHOICE has targeted for entry can be intensely competitive, management feels there is little or no competition for its exceptional pricing and customer support and services. However, we may face competition from numerous sources, certain of which have substantially greater financial, technical, marketing, distribution, personnel and other resources than we do, permitting such companies to implement extensive marketing campaigns , both generally and in response to efforts by additional competitors to enter into new markets. Accordingly, our ability to compete will be dependent upon our ability to expand our reach into the marketplace in a timely manner and to successfully capture new outlets. There can be no assurance that we will be able to compete successfully or that we will be able to successfully capture and maintain the targeted markets.

     5. Dependence on Key Personnel. The success of CHOICE depends in large part upon the continued successful performance of our current executive(s) in the continued development, marketing and operation of the Company. Although we will employ additional qualified employees and possibly retain consultants who have significant experience, if management should fail to perform for any reason whatsoever, the ability of CHOICE to expand into targeted market areas will be adversely affected.

     6. Management Control. Management currently holds approximately 65% and of all outstanding and issued shares of Common Stock, and accordingly, management will be able to control the policies of the Company and the Board of Directors. Following completion of the offering (maximum), Management will own approximately 40% to 53% of the outstanding shares of our common stock. Accordingly, they may retain control of management policies and the Board of Directors.

     7. Shares Eligible for Sales after the Offering Could Negatively Affect Our Stock Prices. The prevailing market price of CHOICE's shares after we complete the Offering could be adversely affected by sales of common stock by the holders of CHOICE'S common stock already outstanding, or the perception that these sales may occur. All of the 4,585,753 shares of our outstanding common stock are "restricted securities", and, after being held for a period of one year, may be sold in compliance with Rule 144 of the Securities Act. Rule 144 provides, in essence, that a person after holding "restricted securities" for a period of one (1) year, may sell an amount that does not exceed:

             - more than one percent of the Company's shares then outstanding within any three-month period, (i.e. one percent would equal 45,858 shares as of the date of this Prospectus, 75,858 shares immediately after the successful completion of the maximum offering; or
             - the average weekly trading volume during the four (4) weeks before any sale under Rule 144.

     Further, under Rule 144, the amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not limited when his or her shares have been held for over two (2) years.

     8. Arbitrary Determination of Offering Price. The offering price of the Shares has been arbitrarily determined by us and does not necessarily bear any relationship to the assets, book value, operating or financial results or net worth of CHOICE or other generally accepted criteria of value and should not be considered as indicating any intrinsic value for the Shares. No independent appraisal of the value of the Shares has been obtained in connection with this offering.

     9. No Payment of Dividends on Common Stock. The Company has not paid any dividends on its Common Stock. For the foreseeable future following the Offering, the Company anticipates that all earnings, if any, that may be generated from the Company's operations will be used to finance the growth of the Company and that cash dividends will not be paid to holders of the Common Stock.

     10. Forward-Looking Statements. The information herein contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment, inflation, changes in costs of goods and services, economic conditions in general and in the Company's business, demographic changes, changes in the availability of and terms of financing to fund the anticipated growth of the company's business, the ability to attract and retain qualified personnel, changes in the Company's capital expenditure plans, and other factors referenced herein. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "anticipates," "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

     11. Dilution. All of the currently outstanding shares of Common Stock were issued at prices substantially lower than the price of the shares of Common Stock offered hereby. Investors participating in the Offering will incur immediate and substantial dilution of $2.11 in the net tangible book value per share of the Common Stock from the initial public offering price. See "Dilution."

12. State Registrations. The Company intends to utilize the services of Standard and Poor through publication in its Corporate Registry to facilitate conformed compliance with Blue Sky standards and regulations.

                                 USE OF PROCEEDS

     The net proceeds to CHOICE from the sale of the shares of common stock offered are estimated to be approximately $12,000,000. CHOICE intends to use these proceeds for working capital and general corporate purposes as follows:

                   For                     $                     % of Total
            ---------------------       ---------                ----------
            Offering Costs                 80,000                    <1%
            Operating Capital           2,980,000                    25%
            Development Costs           5,960,000                    50%
            Debt Reduction              2,980,000                    25%

     The allocation of the net proceeds of the Offering set forth above represents CHOICE'S best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and CHOICE'S future revenue and expenditures. If any of these factors change, the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

     1. Offering costs: The Company shall incur certain expenses associated with the preparation and completion of this offering. Such costs will include accounting and legal costs of approximately $70,500; printing costs of approximately $500; transfer agent fees of $4,000 and Blue Sky fees of approximately $3,000 and $2,000 in estimated miscellaneous costs and fees.

     2. Operating Capital: The Company intends to retain approximately 25% of the net proceeds of this offering for working or operating capital. These funds will be held in the working capital account and used for expenses incurred in the normal course of business, including such expenses as rent, salaries, telephone, advertising, marketing and other such SG&A expenses.

     3. Development Costs: The Company intends to proceed with its plans for expansion and is allocating approximately 50% of the net proceeds of this offering for expenses related to expansion such as purchasing new equipment and acquiring industry-related companies.

     4. Debt Reduction: The Company estimates it will use 25% of the proceeds to pay off existing and anticipated equipment loans. Proceeds not immediately required for the purposes described above may be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the company at September 30, 2002 and as adjusted to give effect to the sale of the shares offered hereby.

                                                    September 30, 2002
                                             Actual               As Adjusted
                                             -------               ----------
    Member/Stockholder Loans                1,995,213                 175,763
    Long-term Debt                          1,709,978               1,709,978
    Members'/Stockholders' Equity
                                           (1,256,687)             12,443,878
                                           ------------             ----------
    Total Capitalization                    2,448,504              14,329,619


                                    DILUTION

     The following table presents certain information concerning the net tangible book value of the Company's Common Stock as of September 30, 2002, as adjusted to reflect the sale of the 3,000,000 shares offered hereby:

         Public offering price per share                                  $4.00
         Net tangible book value per share
         before offering                               $ .53
         Increase in net tangible book value
          attributable to cash payments made
          by purchasers of the shares offered
          hereby                                       $1.36
         Net tangible book value per share
           after offering                                                 $1.89
         Dilution to new shareholders                                     $2.11

     The following table presents the relative share purchases, percentage of equity ownership in the Company, percent of total capital invested, and the average cost per share to the owners after giving effect to the sale of the Common Stock offered hereby:

                                    Percentage of    Percentage of    Average
                        Shares      Equity           Total Capital   Price Per
    Shareholders       Purchased    Ownership        Invested           Share
    ------------      ------------  --------------   -----------       -------

    New               3,000,000        39.5%             83.7%           $4.00

    Current           4,585,753        66.5%             16.3%           $ .51

                            PRICE RANGE OF SECURITIES

CHOICE'S common stock is not listed or quoted at the present time, and there is no present public market for CHOICE'S common stock. The offering price of $4.00 per share was arbitrarily set by management. We are not certain that an active trading market for the securities offered will develop or be sustained after this offering. We anticipate that, after we complete the offering, the common stock will be eligible for listing on the NASD Over-the-Counter Electronic Bulletin Board. If for any reason, however, our securities are not eligible for continued listing or a public trading market does not develop, you may have difficulty selling your securities should you desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, trading, if any, in our securities would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotation as to the price of our securities.

                                 DIVIDEND POLICY

The Company has not paid any dividends on its Common Stock. For the foreseeable future following the Offering, the Company anticipates that all earnings, if any, that may be generated from the Company's operations will be used to finance the growth of the Company and that cash dividends will not be paid to holders of the Common Stock.

                              PLAN OF DISTRIBUTION

At the present time, the Company plans to offer the shares on a self-underwritten basis to qualified investors. The shares will be offered directly to qualified investors through officer/director Willis Cowdell who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company.

Although our officer/director is an associated persons as that term is defined in Rule 3a4-1 under the Exchange Act, he is not deemed to be a broker for the following reasons:

(1) he is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of Company securities
(2) he will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities
(3) he is not an associated person of a broker or dealer at the time of his participation in the sale of Company securities

Additionally, he meets all of the following conditions:

(1) he primarily performs, or is intended to perform at the end of the offering, substantial duties for or on behalf of the company otherwise than in connection with transactions in securities
(2) he was not a broker or dealer, or an associated person of a broker or dealer within the preceding 12 months
(3) he does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (a)(4)(iii) of Rule 3A4-1 of the Exchange Act, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sales of any security included within one Rule 415 registration.

At the present time the offering does not involve the participation of an underwriter or broker. No broker has been retained by us for the sale of the shares being offered. In the event a broker who may be deemed an underwriter is retained by us an amendment to our registration statement will be filed.

As previously stated, the Company intends to utilize the services of Standard and Poor to facilitate conformed compliance with Blue Sky standards and regulations.

The offering of the Shares shall terminate when all of the 3,000,000 common shares being registered hereby are (1) sold, (2)no longer need to be registered, or (3) Management decides to terminate this registration.

The Company reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

                                Legal Proceedings

Choice Waste System Holdings, Inc. is not currently involved in any legal proceedings and is not aware of any pending or potential legal action.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of the Board of Directors of Choice Waste System Holdings, Inc. (CHOICE) serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officer(s), key employee(s), and director(s) of CHOICE:

Name                                Age               Position

Willis Cowdell                      42               President, CEO
163 Osprey Ridge
Port St. Lucie, FL 34984

Gary Griffith                       35               Treasurer
609 SW St. Thomas Cove
Port St. Lucie, FL  34986


Management

Willis Cowdell, President and CEO of Choice Waste System Holdings, Inc., is directly responsible for the development of the Company - from concept to current operation. He manages everything from sales/marketing, public relations, and contract negotiations to general operations and planning, including job costing, accounting and projections. In addition he approves all financial obligations, directs and coordinates financial programs to provide funding, sets standards and monitors overall performance of the Company in terms of sales goals, market share and profitability. Mr. Cowdell was instrumental in completing the acquisition of four companies that now comprise the subsidiaries of CHOICE: Choice Sanitary Services of Florida, Inc., American Waste, LLC., T & W Lakeside, Inc., and Choice Sanitation, LLC. His focus remains to work to maintain the "link" of all business activities and employees to the corporate mission.

Prior to acquisition, Mr. Cowdell was a participating owner in four of the subsidiaries listed above, Choice Sanitary Services of Florida, Inc. (a portable toilet business), T & W Lakeside, Inc. (a property for lake-fill reclamation) and Choice Sanitation LLC (below), and American Waste, LLC.

From 1997 to December 2002 Mr. Cowdell was President and Owner of Choice Sanitation LLC, of Port St. Lucie, Florida, responsible for all activities involved in the operation of the sanitation and recycling company and for expanding the company to completely dominate the St. Lucie County market, establishing it as a profitable $4 million corporation.

From 1995 to 1997 Mr. Cowdell was General Manager of Kimmins Recycling Corp. in Ft. Pierce, Florida and prior to that he was with Industrial Waste Services in Orlando, Florida.

Gary Griffith. Comptroller/Treasurer. Responsible for all fiscal operations, manages working capital including receivables, inventory and cash. Mr. Griffith performs financial forecasting including capital budget and cash budget, prepares financial analyses of operations and income, expense and earnings reports. In addition he arranges for and coordinates required audits. Mr. Griffith was employed by Choice Sanitation, LLC as Comptroller from August 2002 until its acquisition by the Company in November of 2002. Prior to that he served as Comptroller for Indian Hills Golf and Country Club in Ft. Pierce Florida from May 1994 until August 2002.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

a. The following table sets forth information as of November 30, 2002 with respect to the beneficial ownership of shares of Common Stock by each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock.

                                                  Shares
                                                  Beneficially         Percent
     Name and Address of Beneficial Owner         Owned                Of Class
     ------------------------------------        ------------         ---------

     Willis Cowdell
     163 Osprey Ridge
     Port St. Lucie, FL  34984                     3,000,000              65%

     Tim Schweizer
     1600 New Hampshire Street
     Orlando, FL  32803                              997,253              22%


b) The following table sets forth information as of November 30, 2002 with respect to the beneficial ownership of shares of common stock by all directors and executive officers, individually and as a group.

                                                      Shares
Name and Address                                      Beneficially     Percent
 of Beneficial Owner                    Title         Owned           Of Class
---------------------                   ------       ------------     --------

Willis Cowdell
163 Osprey Ridge                      President        3,000,000         65%
Port St. Lucie, FL  34984

Gary Griffith                         Treasurer           20,000        < 1%
609 SW St. Thomas Cove
Port St. Lucie, FL  34986

All Officers & Directors as a Group                    3,020,000         65%



Unless otherwise noted, the persons named in the tables have sole voting and investment power with respect to all Shares beneficially owned by them. No person named in the tables is acting as nominee for any persons or is otherwise under the control of any person or group of persons. Tables are based on current outstanding shares of two million. Percentages have been rounded.

                            DESCRIPTION OF SECURITIES

The authorized capital stock of CHOICE consists of 100,000,000 shares of common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 7,585,753 shares of Common Stock.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of CHOICE'S directors. Any vacancy occurring in the Board of Directors will be filled by the affirmative vote of a majority of the shareholders or of the remaining directors even though less than a quorum of the Board of Directors.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of common stock are, and the common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

                               EXPERTS AND COUNSEL

Our financial statements at September 30,2002 appearing in this Prospectus and in the registration statement have been prepared by Earl M. Cohen, CPA, of Earl
M. Cohen, CPA, PA, Boca Raton, Florida, independent Certified Public Accountants, as set forth in their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

We have retained attorney Ledyard DeWees to issue an opinion as to the validity of CHOICE'S issued securities. His opinion and consent have been incorporated as an exhibit to this prospectus. Mr. DeWees has been retained for a flat fee to issue his opinion and will not receive any other compensation in connection with this offering. Mr. DeWees is not connected with CHOICE as a promoter, managing or principal underwriter, voting trustee, director, officer or employee. Other than Mr. DeWees' services in issuing his opinion on the validity of the issuance of our securities, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                     ORGANIZATION WITHIN THE PAST FIVE YEARS

Choice Waste System Holdings, Inc. (CHOICE) was incorporated in Florida on September 18, 2002 for the purpose of acquiring subsidiaries related to the sanitation, trash and recycling industry. In November 2002 the following acquisitions were made.

Acquisition Date        Company Acquired                          Terms
----------------        ----------------                     -----------------

November 25, 2002     Choice Sanitary Services of       31,111 shares of CHOICE
                      Florida, Inc.

November 25, 2002     T & W Lakeside, Inc.              35,556 shares of CHOICE

November 27, 2002     Choice Sanitation LLC          2,997,253 shares of CHOICE

November 29, 2002     American Waste LLC                35,556 shares of CHOICE


Upon acquisition as noted above, all four companies became wholly-owned subsidiaries of Choice Waste System Holdings, Inc.


                                    BUSINESS

CHOICE's subsidiaries are in the business of hauling garbage, recycling and reclaimed materials. The majority of the Company's business (through subsidiaries, Choice Sanitation LLC and American Waste LLC) is related to roll-off container business that is associated with construction and to municipal solid waste from residential and commercial customers. Subsidiary T & W Lakeside provides a property for lake-fill reclamation where reclaimed materials can be dumped. And our subsidiary, Choice Sanitary Services of Florida, Inc., is a portable toilet business. CHOICE is in the perfect position to capitalize on the less-than-well-served sanitation market in South Florida. The Company provides excellent pricing and services so that it dominates the markets it has entered. Small competitors are too small to compete and the national firms are too unresponsive to meet clients' needs. CHOICE is ready to expand its service area and to seek acquisition candidates so that it can emerge as the dominant garbage collection service provider in South Florida, expanding operations into Palm Beach, Broward, and Brevard Counties while continuing to rely on our established operations and associations in Martin, St. Lucie and Indian River Counties.

                       THE INDUSTRY AND MARKET IN GENERAL

The Company's research points to three mega trends that affect the garbage/recycling industry:

- The production of per capita Municipal Solid Waste (MSW) per capital continues to rise at an astounding rate - from 2.7 pounds per person per day in 1960 to 4.6 pounds in 1999.
- Population has been increasing rapidly to more than 6 billion worldwide, more than a quarter-billion in the U.S. and in excess of 16 million in Florida. People produce garbage, directly and indirectly, in the process of working, living and being entertained. That means, that when people are on vacation, the result is approximately the same MSW being produced in South Florida as would have been produced at home.
- Construction is growing even faster than the increased population would indicate. In the Treasure Coast people are building bigger single-family houses. They are building Florida retirement homes, and in turn, more hotels, restaurants, shops and malls are being built. This construction boom, driven by retiring baby boomers and low interest rates, shows no sign of slowing.

                                   OPERATIONS

MANAGEMENT'S PLAN OF OPERATIONS

Management feels that the calculated gathering together of the four subsidiaries operating separately under the CHOICE corporate umbrella will provide the impetus to assure we attain our goals of increasing our service areas and customer base resulting in substantially greater profit margins.

The Company plans to actively pursue acquisition candidates to better facilitate service to existing and targeted service areas.

CHOICE President and CEO, Will Cowdell, will coordinate the operations of the subsidiaries to assure they all share the same goals and corporate vision. Management intends that customers that have brought success for each company in the past will be maintained as the company grows. All customers, new and old, will be assured superior service, excellent pricing, and the added societal benefit of recycling and reclamation.

Management believes that corporate growth can be achieved by:

Customer/Employee Relations
---------------------------

-        maintaining a customer-oriented business
-        utilizing quality control measures to assure quality and safety
-        preserving employee satisfaction
-        valuing our best quality drivers
-        they are the face of the business to the customers
-        promoting customer relations on all levels
- maintaining information system to securely coordinate and integrate expanded information needs

Product Availability / Marketing
--------------------------------

-        obtaining funding for increased and sufficient product inventory
- integrating relating products, such as containers and portable toilets on jobsites
-        targeting and entering new markets

Acquisition of Companies
------------------------

- seeking and acquiring qualified operating companies to complement our current stable of service subsidiaries

Subsidiaries:
------------

Choice Sanitary Services of Florida, Inc. (a Florida Corporation)
-----------------------------------------
In business in South Florida since December 12, 2000, Choice Sanitary provides portable toilets to customers in Indian River, St. Lucie, Okeechobee and Martin Counties. Currently 95% of the company's toilet inventory is rented out. CHOICE plans to expand into South Florida counties of Palm Beach, Broward, Dade, Brevard and possibly others. We plan to add 2000 toilets and six to eight new trucks. Maria Cordeiro is the General Manager and is responsible for supervising and administration.

American Waste LLC (a Florida Limited Liability Company)
------------------
American Waste provides roll-off hauling for construction and demolition, industrial and commercial jobs and cardboard and steel hauling. Headquartered in St. Lucie County, it has served South Florida since March 4, 2002. Service areas include Indian River, St. Lucie and Martin Counties. The Company plans to expand its services to serve additional target areas in Indian River, Brevard, Okeechobee and Volusia counties. Cynthia LaFleur is General Manager in charge of daily operations.

T & W Lakeside, Inc.  (a Florida Corporation)
--------------------
T & W Lakeside holds a long-term lease agreement to fill two five-acre lakes. It is the only concrete fill site in St.Lucie County. It currently accepts concrete and clean fill and is filling a lake that was once an old sand pit. Scot Stevenson manages the operations on site.

Choice Sanitation LLC (a Florida Limited Liability Company)
---------------------
Choice LLC is a five-year old company operating from Port St. Lucie, Florida. It has dominated the container trash and recycling business in St. Lucie, Martin and Indian River Counties since entering the market five years ago. Because the Company offers superior customer service, including 24-hour turnaround to empty a full container, and excellent pricing, it has grown into a profitable $5 million company. Currently employing 20 people, the Company owns and operates 12 trucks and more than 1400 containers. The Company intends to expand the container business in the current markets and into Palm Beach and Brevard Counties with an aggressive sales campaign.


                               SALES AND MARKETING

CHOICE provides very valuable services to the community, commercial clients, residential clients and builders. The Company's marketing strategy is to expand into adjacent counties and take a large share of that market by providing not only better, more affordable service than the current competitors offer, but also the added benefit of integrated services (such as containers from Choice LLC combined with portable toilets from Choice Sanitary Services.

Marketing Strategy
------------------

CHOICE will focus on the following approaches in marketing:

-        Expand and maintain current markets of the Treasure Coast
- Expand into new areas by promoting that business to existing clients who have a multi-county presence
- Aggressively sell to expand the roll-off container services to new customers in target areas
- Assure availability of product and maintain customer service excellence
-        Develop lifetime customers

The Company's initial focus for new business will be new construction in the targeted counties. The Company will utilize county records to monitor applications for permits and areas where land is being prepared for construction. Local builders and builders' trade associations are candidates for advertising and promotions. The Company will join and be an active member of the major builders' association in each area.

However, the best possible sales approach is to simply go to the job sites. Giving a great deal can even motivate a builder to pull the existing company's container and replace it with a CHOICE container. Our experience has proven that an on-site contractor/builder will always take a CHOICE container when the price is less than they were intending to pay. Our drivers will continually be on the lookout for opportunities and will stop to initiate a sale or radio it in. The Company's reputation for exemplary service and pricing should allow us to quickly attain new customers especially among those larger construction customers that we've served in the past. And now we have the ability to also provide onsite portable toilets.

Other types of customers to be targeted are commercial scheduled garbage collection and residential scheduled garbage collection.

Benefits to all CHOICE customers:

-        exemplary service and competitive pricing
-        recycling is available
-        reclamation of materials can become lake fill (at lower cost)
-        portable toilets for those who need them

Positioning and Pricing
-----------------------

Low prices will be the major incentive offered, probably at a discounted rate for some number of months. This will give the customer a chance to appreciate the better service they are getting before the Company restores normal pricing.

Although low prices are a quick way to get customers, good pricing and good customer service is the way to keep them. Since the real competition is from the national competitors who have high overhead, it is relatively easy to charge a lower price while still making a profit. Combine that with excellent service and convenience, and the Company has the perfect environment to capture market share and keep it.

                             SERVICE QUALITY CONTROL

The Company's business is a customer-oriented business. Prompt response to customer orders and comments is a priority. Management has initiated and maintains quality control measures to assure quality and safety in all its endeavors. The Company strives to promote prompt and accurate dissemination of information between all those who come under the corporate umbrella so that both clients and employees remain informed. Management considers good will earned through quality service is our greatest asset.

                                   COMPETITION

Generally, the competition for roll-off containers (the Company's primary and currently most profitable service) falls into two categories:

(1) Local sanitation and recycling companies. These small competitors are usually too small to be considered serious competition. In some cases they are one-man operations doing only specialized or targeted business. These companies provide limited - and often erratic - service. And, in some cases, they focus only on recycling and may even be a resource for processing CHOICE's recycling.
(2) Regional and national competitors. These companies include Waste management, Republic Industries and Allied Waste. They have high operating costs with high overhead and are usually no very responsive to clients' needs.

One of CHOICE's advantages is our four arms that fall under the corporate umbrella and enable us to provide integrated services at reduced rates.


                                   FACILITIES

The Company leases office space (1800 square feet) in Port St. Lucie, Florida for its corporate facilities. The Company leases a large operations and equipment yard and mechanics shop/garage in Ft. Pierce. The lease on the 3-acre yard expires in November 2004. American Waste and Choice Sanitary Services each lease office space separately in Port St. Lucie; however, they share operations space with Choice Sanitation. T & W Lakeside consists of 10-acre leased property with two lakes for fill.


                               NUMBER OF EMPLOYEES

The company currently has 34 employees. During the next twelve months CHOICE plans to add up to 25 employees to facilitate growth.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will provide an annual report that includes our financial information to our shareholders. In connection with this prospectus, we intend to simultaneously request that we become an SEC "reporting company." In doing so, we will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. As a result of its "reporting" status, CHOICE will become subject to SEC disclosure filing requirements and will be required to file its quarterly financial information on Form 10-Q and an annual report on Form 10-K. In addition, we will file Form 8's and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                             DESCRIPTION OF PROPERTY

None.  All facilities are leased.  (See "Facilities" above)


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

N/A

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering there are 4,585,743 shares outstanding held by 55 shareholders. Upon completion of this Offering, CHOICE will have 7,585,743 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with CHOICE), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of CHOICE'S, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three-month period is not more than the greater of 1% of the volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of CHOICE'S without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two-year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

                             EXECUTIVE COMPENSATION

As compensation for services to the Company as President, Will Cowdell receives an annualized salary of $215,000. The Company's Treasurer receives an annualized salary of $45,000.

                                  LEGAL MATTERS

Attorney Ledyard Dewees of Boca Raton, Florida, has rendered an opinion (which is filed as an exhibit to the registration statement of which this prospectus is a part) to the effect that the Shares, when issued and paid for as described herein, will constitute legally issued securities of the Company, fully paid and non-assessable.

              FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

The following financial statements are filed on pages F-1 - F-79:

Audited
-------
Choice Sanitation, LLC FYE 12/31/00 and FYE 12/31/01
American Waste, LLC Period Ended 9/30/02
T & W Lakeside, Inc. Nine Months Ended 9/30/02
 and Period Ended 12/31/01
Choice Waste System Holdings, Inc. Period Ended 9/30/02
Choice Sanitary Services of Florida, Inc. FYE 12/31/01

Interim Financial Statements
----------------------------
Choice Sanitation, LLC  Nine Months Ended 9/30/02 and 9/30/01
Choice Sanitary
Services of Florida, Inc.  Nine months ended 9/30/02 and 9/30/01

Pro Forma Financial Information is provided on pages PF-1 - PF-11
-------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Articles of Incorporation and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that the Company may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company. It must be shown that he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to the Company.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant estimates that the expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

         SEC registration fee                                            $ 243
         Printing and engraving expenses                                 4,500
         Accounting fees and expenses                                   30,000
         Legal fees and expenses                                        40,500
         Blue sky fees and expenses                                      3,000
         Miscellaneous                                                   1,757

         Total                                                         $80,000

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITES.

N/A

ITEM 27.  EXHIBITS

(a) The following exhibits are filed as part of this Registration Statement. Note: Information required by Item 601(b)(4) appears in
         Exhibit 3.1 Articles of Incorporation. See Index to Exhibits page II-5.

EXHIBIT
NUMBER                     DESCRIPTION

3.1      Articles of Incorporation
3.2      By-Laws
5.0      Opinion on Legality
99.3     Financial Statements
99.3     ProForma Information
ITEM 28.  UNDERTAKINGS.

         The undersigned Company undertakes to:

         (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:


(i) Include any prospectus  required by Section  10(a)(3) of the Securities
     Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.
                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from the registration any of the securities that remain unsold at the end of the offering.


         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of CHOICE pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, CHOICE has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CHOICE of expenses incurred or paid by a director, officer or a controlling person of CHOICE in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by CHOICEunder Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(1) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned.

                                            CHOICE WASTE SYSTEM HOLDINGS, INC.
                                            (Registrant)

Date:  December 30, 2002                       By: /s/ Will Cowdell
                                                    Will Cowdell
                                                    President